Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2013 with respect to the 2012 consolidated financial statements included in the Annual Report of BancFirst Corporation on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of BancFirst Corporation on Forms S-8 (File No. 333-175914 and File No. 333-201524).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

March 13, 2015